EXHIBIT 11

                                   ITRON, INC.
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                        (Unaudited, shares in thousands)


                                                                              Three months ended March 31,
Primary EPS Computation                                                           1997 *              1996
                                                                           ---------------      --------------

Weighted average number of common shares outstanding                             13,419              13,202

Dilutive effect of outstanding common stock options and warrants based on          -                    908
average price                                                              ---------------      --------------


Primary weighted average shares outstanding based on average market price          13,419              14,110
                                                                           ===============      ==============

Primary EPS based on average market price                                         ($0.24)               $0.21


Fully Diluted EPS Computation
                                                                                   1997 *              1996
                                                                           ---------------      --------------
Weighted average number of common shares outstanding                               13,419              13,202

Dilutive effect of outstanding common stock options and warrants based on         -                       962
ending price                                                                ---------------      --------------


Fully dilutive weighted average shares outstanding based on ending market          13,419              14,164
price                                                                       ===============      ==============


Fully Diluted EPS based on ending market price                                    ($0.24)               $0.21

* Dilutive effect of outstatnding common stock options and warrants is not used in the 1997 EPS calculation as the shares are antidilutive because the Company reported a net loss.